SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]      Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[x]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                 Rent-Way, Inc.
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required.

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

         1) Title of each class of securities to which transaction applies:

         2)       Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which the filing fee is calculated and state how it was determined):

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                                 RENT-WAY, INC.
                               3230 WEST LAKE ROAD
                            ERIE, PENNSYLVANIA 16505

                                 ---------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 MARCH 11, 1998
                                 ---------------

To The Shareholders of Rent-Way, Inc.:

                  Notice is hereby given that the Annual Meeting of the Shareholders of Rent-Way, Inc. will be held at the Bel Aire Hotel located at 2800 West Eighth Street, Erie, Pennsylvania, on Wednesday, March 11, 1998 at 10:00 a.m. for the following purposes:

                  1. To elect two Class III directors to serve until the 2001 Annual Meeting of Shareholders;

                  2. To vote on amendments to the Company's 1995 Stock Option Plan that increase the maximum number of shares of Common Stock of the Company that may be optioned or purchased thereunder from 400,000 to 2,000,000 shares.

                  3. To consider and act upon other matters that may properly come before the meeting or any adjournment thereof.

                  The Board of Directors has fixed the close of business on January 26, 1998 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on by shareholders, except that shareholders are entitled to cumulative voting in the election of directors.

                       By Order of the Board of Directors,

                       WILLIAM LERNER
                       Secretary

Erie, Pennsylvania
February 11, 1998

             WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING,
                PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND
                   RETURN IT IN THE ENCLOSED PREPAID ENVELOPE.

                                 RENT-WAY, INC.
                               3230 WEST LAKE ROAD
                            ERIE, PENNSYLVANIA 16505
                                 ---------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 11, 1998
                                 ---------------

                  This Proxy Statement and the accompanying form of proxy are being mailed on or about February 11, 1997 in connection with the solicitation by the Board of Directors of Rent-Way, Inc. (hereinafter "Rent-Way" or the "Company") of proxies to be voted at the Annual Meeting of Shareholders to be held on Wednesday, March 11, 1998 and any adjournments thereof.

                  If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument with the Secretary of the Company revoking it or by submitting a duly executed proxy bearing a later date.

                  The cost of soliciting proxies in the accompanying form will be borne by the Company. The officers, directors and employees of the Company, without additional compensation, may solicit proxies by mail, facsimile, telephone or personal contact. The Company does not expect to pay any compensation for the solicitation of proxies, but will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses in forwarding proxies and proxy material to the beneficial owners of its common stock.

                  The authorized common stock of the Company consists of 20,000,000 shares, no par value, of which 10,792,876 shares are issued and outstanding (the "Common Stock"). Each outstanding share of Common Stock is eligible to be voted at the meeting. Holders of record as of January 26, 1998 will be entitled to one vote per share on all matters to be voted on by the shareholders, except that shareholders are entitled to cumulative voting in the election of directors, which means that a shareholder is entitled to a number of votes equal to the number of shares held by such shareholder multiplied by the number of directors to be elected, and all of such votes may be cast for one nominee or distributed among any two or more nominees. Cumulative voting enables shareholders to concentrate the voting of their shares in favor of the election of a lesser number of nominees than the total number of directors being voted upon. Persons holding less than a majority of the shares voting may therefore be able to elect one or more directors.

                  The presence, in person or by proxy, of a majority of the shares of the Common Stock outstanding on the record date will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum. Abstentions and broker non-votes will not be counted as voting on any matter at the Annual Meeting.

                              ELECTION OF DIRECTORS

                  The Company's by-laws require that the directors be divided into three classes, with the term of office of at least one class expiring each year. Pursuant to the by-laws, the members of a class are elected for a term of three years and until their respective successors have been elected and qualified, or until the respective director resigns, is removed or disqualified. The term of office of Class III directors expires at the Annual Meeting. The Board of Directors proposes that the nominees described below, each of whom is currently serving as a Class III director, be elected as Class III directors for a new term of three years ending at the 2001 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

                  When the accompanying proxy is properly executed and returned, the shares it represents will be voted in accordance with the direction indicated, or, if no direction is indicated, the shares will be voted in favor of the election of the nominees identified below. The Company expects each nominee to be able to serve, if elected, but if any nominee notifies the Company before the meeting that he is unable to do so, then the proxies will be voted for such other person as the Board shall designate.

                  Information regarding the nominees standing for election as Class III directors is set forth below:

         William E. Morgenstern, a founder of the Company, has served as its President and Chief Executive Officer and as a director since its formation in 1981. Mr. Morgenstern began his rental-purchase industry career with Rent-A-Center in 1979 in Ft. Worth, Texas. While employed by Rent-A-Center, he held the positions of store manager and district manager for Pennsylvania and New York. Mr. Morgenstern is former President of the Pennsylvania Association of Rental Dealers, a trade association that monitors activities in the state legislature that affect the rental-purchase industry. From 1986 to 1988, he served on the Board of Directors of APRO, the rental-purchase industry's national trade association.

         Vincent A. Carrino has been a director since January 1995 when he was elected by the Board for a one-year term expiring in 1996. At the 1996 Annual Meeting of Shareholders, Mr. Carrino was elected as a Class III director of the Company. Mr. Carrino founded Brookhaven Capital Management, Inc., an investment management company headquartered in Menlo Park, California, in 1986 and has been its President since that date.

                             The Board of Directors unanimously recommends a vote FOR election of each of the nominees for Class III director.

                             MANAGEMENT INFORMATION

Directors and Executive Officers

                  Certain information regarding the directors and executive officers of the Company is set forth below.
        Name                         Age                 Position
        ----                         ---                 --------
Gerald A. Ryan                       62      Chairman of the Board and Director
William E. Morgenstern               39      President, Chief Executive Officer
                                             and Director
William Lerner                       62      Director and Secretary
Vincent A. Carrino                   42      Director
Robert B. Fagenson                   49      Director
Marc W. Joseffer                     49      Director
Jeffrey A. Conway                    40      Vice President and Chief Financial
                                             Officer
Ronald D. DeMoss                     46      Vice President and General Counsel
Kirk R. Smithee                      34      Vice President-Operations

         Gerald A. Ryan, a founder of the Company, has served as Chairman of the Board of the Company and as a director since its formation in 1981. Mr. Ryan has also been instrumental in the formation of several other companies, including Spectrum Control, Inc., a company listed on the Nasdaq National Market, which produces electronic components. He presently serves as Chairman of the Board of Spectrum Control, Inc. In 1986, Mr. Ryan acquired Skinner Engine Company, a privately-held company, which manufactures and rebuilds mixers for use in the rubber industry, and serves as Chairman of the Board of that company. Mr. Ryan is a Class I director of the Company whose term expires in 1999.

         William Lerner has been a director of the Company since November 1992 and its Secretary since January 1993. Mr. Lerner, a practicing attorney in New York since 1961 and in Pennsylvania since 1990, is of counsel to Snow Becker Krauss P.C., New York, New York. Mr. Lerner is also a director of Seitel, Inc., a company listed on the New York Stock Exchange ("NYSE") that develops and maintains a seismic data bank for the oil and gas industry, Helm Resources, Inc., a company listed on the American Stock Exchange ("AMEX") that provides management, financial and asset based lending services and Micros-to-Mainframes, Inc., a company listed on the Nasdaq National Market that is a provider and systems integrator of advanced technology communications products and Internet services. From 1986 to 1989, Mr. Lerner was General Counsel to The Geneva Companies, which provides merger and acquisition services to privately-owned middle market companies, and from 1989 to 1990 was General Counsel to Hon Development Company, a southern California real estate development company. Mr. Lerner is a Class II director of the Company whose term expires in 2000.

         Robert B. Fagenson has been a director since August 1993. He has, for more than the past five years, been President and a director of Fagenson & Co., Inc., a NYSE specialist firm, and a Vice President and director of Starr Securities, Inc., a registered broker-dealer and member of the NYSE. Mr. Fagenson is also a director of the NYSE, of Healthy Planet Products, Inc., a company listed on the AMEX that designs, publishes and markets greeting cards, Hudson Hotel Corporation (formerly Microtel Franchise and Development Corporation), a company listed on the Nasdaq National Market and a developer of economy lodging facilities and owner and operator of hotel, motel and resort properties, AutoInfo, Inc., a company listed on the Nasdaq National Market and a dealer in computerized products and services for after-market motor vehicle parts, and Nu-Tech Biomedical, Inc., a company listed on the Nasdaq National Market that researches medicines for the treatment of cancer. Mr. Fagenson is a Class I director of the Company whose term expires in 1999.

     Marc W. Joseffer has been a director of the Company since May 1994 and was employed by the Company in various management positions from May 1994 through October 1996. For more than five years prior thereto, he was Vice President and a principal shareholder of D.A.M.S.L. Corp., a privately-owned company engaged in the rental-purchase industry. D.A.M.S.L. Corp. was acquired by the Company in May 1994, at which time Mr. Joseffer was elected a director of the Company by the Board. Mr. Joseffer is a Class II director of the Company whose term expires in 2000.

         Jeffrey A. Conway was employed by the Company as a financial advisor from February 1992 through September 1992 and in October 1992 was appointed Vice President and Chief Financial Officer. He served as Chief Financial Officer of Rentclub, Inc., a 17 store rental-purchase chain, from June 1990 through November 1991. From 1979 through June 1987 and from July 1987 to October 1989, Mr. Conway was employed by the independent accounting firms of Coopers & Lybrand and Ernst & Young, respectively, as an Audit Manager. Mr. Conway is a certified public accountant.

     Ronald D. DeMoss was elected Vice President and General Counsel of the Company in February 1996. From June 1990 through November 1995, Mr. DeMoss was employed as a corporate counsel for Rent-A-Center and, in such capacity, was involved in the enactment of rental-purchase legislation in 11 states. During 1995, Mr. DeMoss also served as Rent-A-Center's Director of Government Relations. In August 1996, Mr. DeMoss was elected to APRO's Board of Directors for a two-year term. Mr. DeMoss also serves on APRO's Government Relations Committee. From 1981 through 1990, Mr. DeMoss was a practicing attorney in Wichita, Kansas.

         Kirk R. Smithee was hired by the Company in November 1995 as a regional manager, in July 1996 was named a director of operations and in October 1997 was promoted to Vice President-Operations. From September 1987 through September 1995, Mr. Smithee served in various management positions with Rent-A-Center, including field training manager, district manager and regional manager.

         Additional  information  regarding  Messrs.   Morgenstern  and  Carrino
appears under the caption "Election of Directors" in this Proxy Statement.

                      Meetings and Committees of the Board

                  The Board of Directors has standing Audit, Compensation, Stock Option and Executive Committees. The Board does not have a Nominating Committee. The Board of Directors held seven meetings in 1997. Each director attended at least 75% of meetings of the full Board and meetings of committees on which each served in 1997.

                  The Audit Committee consists of Messrs. Carrino, Fagenson and Lerner. The Audit Committee ratifies the selection of the independent auditors, reviews the arrangements for and scope of the annual audit and reviews the results of such audit, inquires into important internal control, accounting and financial reporting matters, reviews potential conflict of interest situations, as appropriate, and reports and make recommendations to the full Board, as appropriate. The Audit Committee had one meeting in 1997.

     The Compensation Committee consists of Messrs. Fagenson and Lerner. The Compensation Committee reviews the Company's compensation policies, reviews and approves the compensation of executive officers. The Compensation Committee had one meeting in 1997.

                  The Stock Option Committee consists of Messrs. Fagenson and Lerner. The Stock Option Committee administers the Company's 1992 and 1995 Stock Option Plans and otherwise administers and oversees the grant of stock options by the Company. The Stock Option Committee had one meeting in 1997.

                  The Executive Committee consists of Messrs. Ryan and Morgenstern. The Executive Committee meets between regular Board meetings to consider items of general concern to the Company. In addition, it recommends nominees to the Board, sets the compensation of senior management (other than executive officers), approves locations for and timing of new store openings, and takes such further action as appropriate for the Company to properly function between Board meetings (subject to ratification or approval of the full Board, as appropriate). The Executive Committee had 15 meetings in 1997.

                           Compensation of Directors

                  Directors who are not employees of the Company (Messrs. Carrino, Fagenson, Joseffer and Lerner) receive $250 for each Board meeting attended in person or by telephone and an annual retainer of $2,000, payable quarterly, and are reimbursed for their out-of-pocket expenses incurred for attendance at meetings of directors and shareholders. Mr. Lerner receives no compensation for serving as Secretary to the Company. Non-employee directors are also entitled to participate under the Company's 1992 and 1995 Stock Option Plans. Pursuant to the 1995 Stock Option Plan, on March 12, 1997, Messrs. Fagenson, Joseffer and Lerner each received options to purchase 30,000 shares of Common Stock and Mr. Carrino received options to purchase 60,000 shares of Common Stock. The options become exercisable one-third on the grant date, one-third on the first anniversary of the grant date and one-third on the second anniversary of the grant date and expire on March 11, 2002. The exercise price of the options is the closing price of the Company's Common Stock on the Nasdaq National Market on the grant date, or $9.375 per share. Directors who are employees of the Company receive no additional compensation for their services as directors.

                             Executive Compensation

                  The following table discloses compensation for the years ended September 30, 1995, 1996 and 1997 received by the Chairman of the Board and the President and Chief Executive Officer of the Company and by those executive officers of the Company who served as such for the full fiscal year ended September 30, 1997 (the "Named Executive Officers").

                                                                                   Long-Term
                                                            Annual                Compensation
                                                       Compensation(1)               Awards
                                                                                   Securities
                                                                                   Underlying           Other
Name and Principal Position             Year       Salary ($)      Bonus ($)      Options (#)       Compensation
Gerald A. Ryan                          1997          $150,000     $ 72,221          60,000
  Chairman of the Board                 1996           122,600       13,750             --
                                        1995           114,000        --             63,000
William E. Morgenstern                  1997          $240,000     $149,506          55,000          $181,012(2)
   President and Chief                  1996           181,000       14,000            --
Executive Officer                       1995           144,000        --             63,000
Jeffrey A. Conway                       1997          $120,000     $ 97,250          27,000
   Vice President and Chief             1996            90,000        5,250             --
Financial Officer                       1995            89,000        --             30,000
Thomas E. Wurm(3)                       1997          $156,000     $ 20,000          55,000
  Vice President-Operations             1996           124,000        5,000          10,000
Ronald D. DeMoss                        1997          $100,700     $ 7,000            3,000
   Vice President and                   1996            95,000       25,000          30,000
General Counsel


(1) Except as set forth above, the Named Executive Officers did not receive any annual compensation not properly characterized as salary or bonus, except for certain prerequisites or other benefits the aggregate incremental cost of which to the Company did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each such officer. The Company has a medical and health benefits plan and provides term life insurance for its employees, however, such plans do not discriminate in scope, terms or operation in favor of executive officers or directors and are generally available to all salaried employees. The Company has a 401(k) plan but does not have any other pension plan or any long-term incentive plan.

(2) Represents withholding taxes that the Company became obligated to pay in connection with Mr. Morgenstern's exercise of 60,000 stock options in May 1997. In return, Mr. Morgenstern surrendered stock options to the Company for cancellation.

(3)      Mr. Wurm resigned effective October 17, 1997.

                             Employment Agreements

                  The Company has entered into an employment agreement with Mr. Ryan pursuant to which he serves as Chairman of the Board of the Company for a term that commenced October 1, 1995 and continues until September 30, 1998, unless earlier terminated in accordance with its terms. The term of the employment agreement is automatically extended for an additional one year period unless either party gives notice at least 60 days prior to the date which is one year prior to the date on which the agreement would otherwise terminate. Mr. Ryan is not required to render full-time service to the Company. Under the employment agreement, Mr. Ryan is to receive an annual salary of $125,000 (subject to annual cost of living increases) and is eligible to receive an annual bonus in an amount determined by the Board of Directors. Mr. Ryan's annual salary under the employment agreement was subsequently increased by the Board of Directors to $150,000. Mr. Ryan is also eligible to participate in employee benefit plans and to receive fringe benefits made generally available to senior management.

                  The Company has entered into an employment agreement with Mr. Morgenstern pursuant to which he is employed full-time as the President and Chief Executive Officer of the Company for a term that commenced on October 1, 1995 and continues to September 30, 1998, unless earlier terminated in accordance with its terms. The term of the employment agreement is automatically extended for an additional one year period unless either party gives notice at least 60 days prior to the date which is one year prior to the date on which the agreement would otherwise terminate. Under the employment agreement, Mr. Morgenstern is to receive an annual salary of $175,000 (subject to annual cost of living increases) and is eligible to receive an annual bonus in an amount determined by the Board of Directors. Mr. Morgenstern's annual salary under the employment agreement was subsequently increased by the Board of Directors to $240,000. Mr. Morgenstern is also eligible to participate in all employee benefit plans and to receive fringe benefits made generally available to senior management.

                  The Company has entered into an employment agreement with Mr. Conway pursuant to which he is employed full-time as the Vice President and Chief Financial Officer of the Company for a term that commenced on October 1, 1995 and continues to September 30, 1998, unless earlier terminated in accordance with its terms. The term of the employment agreement is automatically extended for additional two year periods unless either party gives notice at least 60 days prior to the date which is one year prior to the date on which the agreement would otherwise terminate. Under the employment agreement, Mr. Conway receives an annual salary of $90,000, $95,000 and $100,000, respectively, during the first three years of the employment agreement. In each year following the third year, Mr. Conway's salary would be adjusted for increases in the cost of living. Mr. Conway's annual salary for the second and third years of the employment agreement was subsequently increased by the Board of Directors to $120,000. Mr. Conway is also eligible to receive an annual bonus in an amount determined by the Board of Directors. Mr. Conway is also eligible to participate in all employee benefit plans and to receive fringe benefits made generally available to senior management.

                  The Company has entered into an employment agreement with Mr. DeMoss pursuant to which he is employed full-time as the Vice President and the General Counsel of the Company for a term that commenced on January 15, 1996 and continues for a minimum period of 36 months. Following the first 24 months of the initial 36 month term, Mr. DeMoss' employment continues on a revolving 12 month basis, such 12-month period commencing on the first day of the month next succeeding the expiration of the first 24-months of the term and continuing thereafter commencing on the first day of each succeeding month, until terminated. Under the employment agreement, Mr. DeMoss is to receive an annual salary of $95,000, is eligible to receive a annual bonus in an amount determined by the Board of Directors and is eligible for reimbursement of certain expenses. Mr. DeMoss' annual salary under the employment agreement was subsequently increased by the Board of Directors to $100,000. Mr. DeMoss is also eligible to participate in all employee benefit plans in accordance with the terms of such plans.

Stock Options

                  The following table sets forth information concerning stock option grants made to the Named Executive Officers in the fiscal year ended September 30, 1997:

                                                    Option Grants
                 Individual Grants
                                   Number of       % of Total                                       Potential Realizable
                                  Securities   Options                                            Value at Assumed Annual
                                 Underlying         Granted to                                      Rates of Stock Price
                            Options               Employees in    Exercise Price     Expiration       Appreciation for
              Name               Granted (#)       Fiscal Year       ($/sh)             Date            Option Term ($)
              ----               -----------     -------------  ----------------    -----------  ----   ---------------
                                                                                                       5%            10%
                                                                                                       --            ---
Gerald A. Ryan                     60,000             8.5             9.38              3/12/02      155,792       343,595
William E. Morgenstern             55,000             7.8             9.38              3/12/02      142,809       314,962
Jeffrey A. Conway                  27,000             3.8             9.38              3/12/02       70,106       154,618
Ronald D. DeMoss                    3,000             0.4            11.00             11/12/01        9,117        20,147
Thomas E. Wurm                     50,000             7.1            10.50             10/17/01      145,048       320,518
                                    5,000             0.7            11.00             10/18/01       15,195        33,578

                  The following table sets forth information concerning stock option exercises by the Named Executive Officers during the fiscal year ended September 30, 1997 and the number of shares and the value of options outstanding as of September 30, 1997 for each such officer:


                                           Aggregate Option Exercises and
                                       Option Values as of September 30, 1997

                                                                 Number of Securities
                                                                      Underlying                    Value of Unexercised
                                                                Unexercised Options at             In-the-Money Options at
                                                                      9/30/97(#)                        9/30/97 ($)(1)
                            Shares
                            Acquired on      Value
              Name         Exercise (#)    Realized($)        Exercisable     Unexercisable     Exercisable    Unexercisable
              ----         ------------    -----------        -----------     -------------     -----------    -------------
Gerald A. Ryan                   --             --                120,500        40,000           1,694,688         470,000
William E. Morgenstern         45,071         587,700             118,084        36,666           1,662,771         430,826
Jeffrey A. Conway                --             --                 66,000        18,000             951,285         211,500
Ronald D. DeMoss                 --             --                 12,750        17,250             151,594         227,531
Thomas E. Wurm                 27,500         83,512               12,500        25,000            132,813          253,125
--------------------

(1) Based on the closing sales price of the Common Stock on the Nasdaq  National
Market of $21.125 per share on September 30, 1997, less the exercise price.

Compensation Committee Report

                  The Compensation Committee of the Board of Directors reviews and approves compensation levels and benefit plans and policies applicable to senior management of the Company, including the Chief Executive Officer and other executive officers of the Company, and submits its recommendations to the Board of Directors for ratification.

                  The  Company's  compensation  policies  are  designed  (a)  to attract and retain individuals of the best quality available in the rental-purchase industry, (b) to motivate and reward these individuals based on corporate and individual performance, and (c) to align the interests of these individuals with the interests of the shareholders of the Company through stock-based incentives. Consistent with the above-stated philosophy, senior management compensation generally consists of three components: base salary, bonus and incentive awards in the form of stock options. Salary levels for senior management are determined generally on the basis of pay practices of comparable companies in the rental-purchase industry. Bonuses are determined by considering performance during and over the course of each performance year. Decisions with respect to the size and timing of bonus payments are made by reference to both Company and individual performance factors and there is no target, cap or floor regarding the amount of any bonus. Stock option awards are made to senior management in order to link a portion of compensation directly to the value of the Company's Common Stock. Because the Company does not grant discounted stock options, the ultimate value of the options depends entirely on future appreciation in the Company's Common Stock. Because the Company desires to hire and retain senior managers of the best quality available in the rental-purchase industry, its compensation levels will generally be at or above those of its competitors.

                  Compensation of the Company's Chief Executive Officer, William
E. Morgenstern, is determined annually by the Compensation Committee based on Company performance, both relative to its competitors in the rental-purchase industry and overall, and Mr. Morgenstern's performance, and is then approved by the Board of Directors. In determining the level of base salary and bonus to be paid Mr. Morgenstern in fiscal year 1997, the Compensation Committee considered both the value of Mr. Morgenstern to the Company and pay practices for comparable performance in the rental-purchase industry. For fiscal year 1997, Mr. Morgenstern's base salary was increased from $175,000 to $240,000. Mr. Morgenstern also received total bonuses of $149,506, an increase from the bonus awarded him for fiscal year 1996 of $42,000. The increases in base salary and bonus are attributable to the Company's growth in total stores, revenues and earnings per share during fiscal year 1997 and Mr. Morgenstern's integral role in bringing about these results.


                                  Robert B. Fagenson
                                  William Lerner

                               Performance Graph

                  The following graph compares for the four-year period ended September 30, 1997, the cumulative total shareholder return for the Company, the Total Return Index for the Nasdaq Stock Market (U.S. companies) (the "Nasdaq Composite Index"), and a group consisting of publicly-traded rental-purchase companies (the "Industry Group"). The graph assumes that $100 was invested on August 12, 1993 in the Common Stock of the Company, the Nasdaq Composite Index and the Industry Group, and assumes reinvestment of dividends. The stock price performance shown on the following graph is not necessarily indicative of future price performance.



                    [GRAPH PLOTTED FROM DATA IN TABLE BELOW]



                   9/30/93          9/30/94           9/30/95           9/30/96         9/30/97

Rent-Way, Inc.      100               129              193               257              430

Nasdaq
Composite Index     100               100              137               161              221

Industry Group      100                94              166               218              260


          Compensation Committee Interlocks and Insider Participation

         During the fiscal year ended September 30, 1997, Robert B. Fagenson and William Lerner served as the members of the Compensation Committee. Other than Mr. Lerner, who is Secretary of the Company, no person who served as a member of the Company's Compensation Committee during the fiscal year ended September 30, 1997 was (i) an officer or employee of the Company during such fiscal year or
(ii) formerly an officer of the Company. No executive officer of the Company served as a member of the compensation or similar committee or Board of Directors of any other entity an executive officer of which served on the Compensation Committee or Board of Directors of the Company.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth information concerning the shares of Common Stock beneficially owned by (i) each beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company; (iii) the Named Executive Officers of the Company; and (iv) the directors and executive officers of the Company as a group. This information is presented as of February 4, 1998. Except as otherwise noted, the Company believes that the persons listed below have sole investment and voting power with respect to the shares of Common Stock beneficially owned by them.

                                                                        Shares
                                                                    Beneficially               Percent
   Name and Address of Beneficial Owner (1)                         Owned (2)                  of Class
   ----------------------------------------                          ---------                 --------
Gerald A. Ryan (3)........................................              700,026                   6.5%
William E. Morgenstern ...................................              485,859                   4.5
William Lerner............................................               38,000                     *
Vincent A. Carrino........................................              102,500                   1.0
Robert B. Fagenson (4)....................................              224,000                   2.1
Marc W. Joseffer..........................................               75,942                     *
Jeffrey A. Conway.........................................              122,500                   1.1
Ronald D. DeMoss..........................................               21,000                     *
Kirk R. Smithee...........................................                7,375                     *
Directors/Executive Officers as a group
(9 persons)...............................................            1,777,202                  15.8
Massachusetts Mutual Life Insurance
Company and affiliates (5)................................              914,017                   8.5
1295 State Street
Springfield, Massachusetts 01111
Putnam Investments, Inc.
and affiliates (6)........................................              673,000                   6.3
One Post Office Square
Boston, Massachusetts  02109
-----------------------
*        Less than 1%

(1) Unless otherwise indicated, the address for all persons listed above is c/o Rent-Way, Inc., 3230 West Lake Road, Erie, Pennsylvania 16505.

(2) Includes shares issuable upon exercise of stock options and warrants which are currently exercisable or which will become exercisable within 60 days.

(3) Includes 100,000 shares owned by the Ryan Children's Trust of 1993, of which Mr. Ryan is sole trustee.

(4) Includes 6,000 shares owned by the Fagenson & Co., Inc. Employee Pension Plan and Trust, of which Mr. Fagenson is a co-trustee.

(5) Includes 105,000 shares of Common Stock issuable on the exercise of certain warrants and 74,794 shares issuable on conversion of $1,000,000 of the Company's 7% Convertible Subordinated Debentures due 2007. Massachusetts Mutual Life Insurance Company, Mass Mutual Corporate Investors, Mass Mutual Participation Investors, Mass Mutual Corporate Value Partners Ltd. and Mass Mutual High Yield Partners have filed a
         Schedule 13G with respect to their ownership of Common Stock of the Company. The beneficial ownership information presented is based on the
         Schedule 13G.

(6) Putnam Investments, Inc., Marsh & McLennan Companies, Inc., Putman Investment Management, Inc. ("PIM") and the Putnam Advisory Company, Inc. ("PAC") have filed a Schedule 13G with respect to Common Stock of the Company owned by PIM and PAC. The beneficial ownership information presented is based solely on the Schedule 13G.


                    CERTAIN TRANSACTIONS INVOLVING MANAGEMENT

                  In connection with the acquisition of D.A.M.S.L. Corp. in May 1994, the Company entered into a consulting agreement and non-compete agreement with Marc W. Joseffer, a director of the Company. Mr. Joseffer receives payments from the Company under a five-year consulting agreement which expires on May 18, 1999. Annual payments to Mr. Joseffer for each year of such consulting agreement are $132,000, $120,000, $144,000, $132,000 and $192,000, respectively. Under the terms of the non-compete agreement entered into by Mr. Joseffer, he receives monthly payments from the Company of $2,143, which monthly payments continue through March 1999.

                  The Company leases two store locations from Mr. Joseffer or a company controlled by him. The Company paid $92,238 in rent and related amounts under such leases for the years ended September 30, 1997. The Company believes the lease rate and terms, which include the Company's obligation to pay real estate taxes, are similar to those obtainable on an arms'-length basis.

                  In September 1995, the Company paid $170,000 and issued warrants to purchase 37,500 shares of Common Stock to Starr Securities, Inc. and certain officers thereof as a financial advisory and investment banking fee for arranging the Company's sale of convertible subordinated notes to Massachusetts Mutual Life Insurance Company and certain affiliates. Robert B. Fagenson, a director of the Company, is a Vice President and Director of Starr Securities, Inc.

                  PROPOSAL TO AMEND THE 1995 STOCK OPTION PLAN

                  In accordance with the terms of the Company's 1995 Stock Option Plan (the "1995 Plan"), the Board of Directors, by resolutions adopted March 12, 1997 and December 17, 1997, amended the 1995 Plan to increase the maximum number of shares of Common Stock that may be optioned or purchased pursuant thereunder from 400,000 to 2,000,000. In order that options previously granted and to be granted in the future be eligible to qualify for treatment as incentive stock options under the Internal Revenue Code, shareholder approval of the amendments is required. The affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon is required for approval of the amendment.

                                    General

                  The 1995 Plan was adopted by the Board of Directors on October 18, 1995 and approved by the shareholders of the Company on March 6, 1996. As adopted, the 1995 Plan provided that the maximum number of shares of Common Stock that may be optioned or purchased pursuant thereto was 400,000 shares. The Board of Directors subsequently amended the 1995 Plan to increase such maximum number of shares to 2,000,000.

                  The increase in the maximum number of shares under the 1995 Plan is necessitated by the growth in the number of employees of the Company, especially new management personnel, and the grant of additional stock options to existing employees and others as previously granted stock options vest and become exercisable.

                  As of January 27, 1998, 58,762 shares had been issued on exercise of options granted under the 1995 Plan, options for 53,778 shares had been cancelled under the 1995 Plan and options for 692,860 shares were outstanding under the 1995 Plan. Shares not purchased under an option prior to its forfeitures, surrender, termination, expiration, cancellation or exchange are available for future grants under the 1995 Plan. As of January 27, 1998, the fair market value of shares subject to outstanding options under the 1995 Plan was $14,550,060, based on the closing price of the Common Stock as reported on the Nasdaq National Market on such date.

                  As of January 27, 1998, (i) options to purchase 188,000 shares of Common Stock had been received under the 1995 Plan by current executive officers as a group (5 persons), (ii) options to purchase 180,000 shares of Common Stock had been received under the 1995 Plan by current directors who are not executive officers as a group (4 persons) and (iii) options to purchase 437,400 shares of Common Stock had been received under the 1995 Plan by all employees, including current officers who are not executive officers, as a group (290 persons). For information with respect to options to purchase shares of Common Stock received by the Company's Chief Executive Officer and the other Named Executive Officers under 1995 Plan, see "Management Information--Stock Options."

                                    Purpose

                  The 1995 Plan is intended to provide long term incentives and rewards to directors, officers and other key employees or persons responsible for the success and growth of the Company, to attract and retain such persons on a competitive basis and to associate the interests of such persons with those of the Company.

            Duration, Modification and Termination of the 1995 Plan

                  The Company's Board of Directors and the Compensation Committee, or other committee designated to administer the 1995 Plan, may at any time and from time to time alter, amend, suspend or terminate the 1995 Plan in whole or in part, except that no amendment may adversely affect any of the rights of any optionee, without such optionee's consent, under any option theretofore granted under the 1995 Plan. The power to grant options under the 1995 Plan will automatically terminate 10 years following the approval of the 1995 Plan by the shareholders of the Company, or March 6, 2006. In the event that the 1995 Plan is terminated, any unexercised options shall continue to be exercisable in accordance with their terms and the terms of this 1995 Plan in effect immediately prior to such termination; provided, however, that in no event may any option be exercised more than 10 years from its date of grant.

                                 Administration

                  The 1995 Plan provides that it is to be administered by the Compensation Committee of the Board or such other committee as the Board may designate (the "Committee"). The Board has designated the Stock Option Committee of the Board to administer the 1995 Plan. The Committee will consist of not less than two members of the Board who are "non-employee directors" (as defined in Rule 16b-3 under the Exchange Act) and hold office until resignation or removal. Subject to the requirements set forth above, the Board has the authority to remove and add members of the Committee and fill all vacancies. The Committee has the authority in its sole discretion, subject to and not inconsistent with the express provisions of the 1995 Plan, to administer the 1995 Plan and to exercise all the powers and authorities either specifically granted to it under the 1995 Plan or necessary or advisable in administration of the 1995 Plan, including, without limitation, the authority to grant options, to determine the persons to whom and the time or times at which options shall be granted, to determine the type and number of options to be granted and the terms, conditions and restrictions relating to any option, to determine whether, to what extent, and under what circumstances an option may be settled, cancelled, forfeited, exchanged or surrendered, to construe and interpret the 1995 Plan and any option, to prescribe, amend and rescind rules and regulations relating to the 1995 Plan, to determine the terms and provisions of agreements evidencing options granted under the 1995 Plan, to correct any defect, supply any deficiency and reconcile any inconsistency in the 1995 Plan or any option granted under the 1995 Plan, to amend the 1995 Plan to reflect changes in applicable law, and to make all other determinations deemed necessary or advisable for the administration of the 1995 Plan. The Committee may designate one or more persons to implement its rules, regulations and determinations made with respect to the 1995 Plan.

                  All decisions, determinations and interpretations of the Committee are final and binding on all persons, including the Company, any optionee (or any person claiming any rights under the 1995 Plan from or through any optionee) and the Committee, from time to time, and whenever requested, will report to the Board on its administration of the 1995 Plan and the actions it has taken. All expenses of administering the 1995 Plan will be paid by the Company.

                     Securities Offered Under the 1995 Plan

                  The 1995 Plan authorizes the offer and sale of 2,000,000 shares of Common Stock pursuant to the exercise of stock options. The shares of Common Stock to be purchased pursuant to the exercise of options under the 1995 Plan will be issued from either authorized and unissued shares of Common Stock or any issued shares of Common Stock reacquired by the Company, including shares of Common Stock purchased in the open market, in private transactions or otherwise. In the event any shares subject to an option are forfeited, cancelled, exchanged or surrendered or if an option otherwise terminates or expires without a distribution of shares to the optionee, the shares of Common Stock with respect to such option will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for grants of options under the 1995 Plan.

                                  Eligibility

                  Persons eligible for the grant of options under the 1995 Plan are the officers, directors and employees of the Company, and other persons responsible for the success of the Company in the sole discretion of the Committee. The Committee determines those persons to whom and the time or times at which options shall be granted, the type and number of options to be granted and the terms, conditions and restrictions relating to any option. There are, however, no requirements imposed by the 1995 Plan with respect to the persons to be granted options or the number of options to be granted to any persons, other than the maximum number of shares available for issuance pursuant to the exercise of options under the 1995 Plan.

                               Option Agreements

                  Stock options granted pursuant to the 1995 Plan are evidenced by a written stock option agreement ("Option Agreement") in such form and containing such terms and conditions as the Committee from time to time approve, subject to the 1995 Plan. Each Option Agreement states the number of shares to which it relates, whether the option constitutes an incentive stock option ("ISO") qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a non-qualified stock option, and the option price, which, pursuant to the 1995 Plan, may not be less than 100% of the fair market value of the Common Stock on the date of grant of the option. In the case of an ISO granted to a person owning more than 10% of the voting stock of the Company, the option price will not be less than 110% of the fair market value of the Common Stock on the date of grant. The fair market value of the Common Stock as of a particular date means the last reported sales price of a share of Common Stock as reported on the Nasdaq National Market on the last preceding day on which such shares of Common Stock were reported sold.

                  An Option Agreement may require that the optionee agree to remain in the employ of, or otherwise maintain his, her or its relationship with, the Company for a specified period of time from the date of grant of the option. The 1995 Plan and any Option Agreement will confer no right on any person to continue in the employ of or to be entitled to any remuneration or benefits not set forth in the 1995 Plan or any Option Agreement or otherwise limit the Company's right to terminate the optionee's employment with or service to the Company.

              Payment for Common Stock Offered Under the 1995 Plan

                  Payment for Common Stock purchased pursuant to the exercise of options granted under the 1995 Plan is to be made in full, at the time of exercise (i) in cash, or (ii) in shares of Common Stock already owned by the optionee having a fair market value equal to the option exercise price or in a combination of cash and shares of Common Stock or (iii) in the sole discretion of the Committee, through a cashless exercise procedure whereby the optionee pays the exercise price by directing that shares of Common Stock otherwise deliverable on exercise of the option be withheld. All required state and federal withholding taxes are also payable by the optionee.

                          Term and Exercise of Options

                  The Committee has discretion to determine the term of an option; provided, however, that under the 1995 Plan an option may never be exercised more than 10 years from its date of grant. In the case of an ISO granted to a person owning more than 10% of the voting stock of the Company, the term may not exceed five years from the date of grant. Options may be exercised in full at any time or in part from time to time in accordance with the 1995 Plan and the provisions of any applicable Option Agreement. The Committee may require in its discretion that any option granted becomes exercisable only in installments or after some minimum period of time, or both. The Committee has the authority to accelerate the exercisability of any outstanding option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An option is exercised under the 1995 Plan by written notice delivered in person or by mail to the Secretary of the Company, specifying the number of shares of Common Stock with respect to which the option is being exercised. Options may not be transferred by an optionee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of an optionee only by such optionee or such optionee's guardian or legal representatives.

                  With  respect  to  ISOs,   the  aggregate  fair  market  value
(determined as of the date the ISO is granted) of the shares of Common Stock with respect to which ISOs granted under this 1995 Plan and all other plans of the Company become exercisable for the first time by each optionee during any calendar year may not exceed $100,000.

             Effect of Termination of Employment, Disability, Death

                  The Committee has exclusive authority to determine if, and for how long, and under what conditions any option may be exercised after termination of an optionee's employment with or service to the Company, including by reason of the optionee's death; provided, however, that in no event will an option continue to be exercisable beyond the expiration date of such option.

                  To date, those Option Agreements evidencing options granted under the 1995 Plan provide that on the optionee's termination of employment with or service to the Company for any reason other than death or permanent and total disability, the optionee will have the right to exercise the unexercised option, or portion thereof, at any time within three months after termination. Such Option Agreements further provide that on the optionee's termination of employment with or service to the Company by reason of death or permanent and total disability the option may be exercised at any time within one year after termination. In the event of the death of an optionee, the executors, administrators, legatees or distributees of the estate of such optionee, and in the event of an optionee's permanent and total disability, the guardian or legal representatives of the optionee, have the right to exercise the option. The Company will be under no obligation to issue shares of Common Stock unless and until it is satisfied that the person exercising the option is the duly appointed executor or administrator or the proper legatee or distributee of the estate of the optionee, or duly appointed guardian or legal representative of the optionee, as the case may be.

                              Certain Adjustments

                  In the event the Committee determines that any dividend or other distribution (whether in the form of cash, stock or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of optionees under the 1995 Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of stock of the Company which may thereafter be issued in connection with options, (ii) the number and kind of shares of stock of the Company issued or issuable in respect of outstanding options, and (iii) the exercise price, grant price or purchase price relating to any option. With respect to ISOs, any such adjustments will be made in accordance with the applicable requirements of the Code.

                  No optionee shall have any claim to be granted any option under the 1995 Plan and there is no obligation for uniformity of treatment among optionees. No optionee nor any transferee of an option shall have any rights as a shareholder with respect to any shares of Common Stock covered by an option until the date of issuance of a stock certificate for such shares.

                    Certain Federal Income Tax Consequences

                  The following discusses certain of the federal income tax consequences associated with (i) the grant of a stock option under the 1995 Plan, (ii) the exercise of such option and (iii) the disposition of shares received upon the exercise of an option. This description of tax consequences is based upon present federal tax laws and regulations, but does not purport to be a complete description of the federal income tax consequences applicable to an optionee under the 1995 Plan. Accordingly, each optionee should consult with his or her own tax advisor regarding the federal, state and local tax consequences of the grant of an option and any subsequent exercise.

                  Non-Qualified Stock Options. The grant of a non-qualified stock option (including any option that exceeds the limitations on incentive stock options described below) to an optionee will not be a taxable event so long as the option does not have a readily ascertainable fair market value. Options granted pursuant to the 1995 Plan will not be regarded as having a readily ascertainable fair market value. Accordingly, the optionee will not be subject to any income tax consequences with respect to such option unless and until the option is exercised.

                  Upon the exercise of a non-qualified stock option, the optionee generally will recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise. Generally, the Company will be entitled to a federal income tax deduction in the amount of the "spread" recognized by the optionee as ordinary compensation income. However, if the Common Stock received by the optionee is not "vested"--that is, the optionee's right to enjoy the full benefits of ownership of the Common Stock is conditioned on rendering further services or is subject to other restrictions that constitute a substantial risk of forfeiture--then the optionee will not be required to include such "spread" in income upon exercise, unless the optionee elected to do so under Section 83(b) of the Code. Shares purchased on exercise of options granted under the standard terms of the 1995 Plan will generally be deemed vested, but officers or directors exercising options should consider the potential restrictions on transfer imposed by the short-swing profit liability provisions of Section 16(b) of the Exchange Act.

                  On the  delivery  by an  optionee  of shares  of Common  Stock already owned by the optionee as payment for the exercise price of a non-qualified stock option, the number of shares received on exercise of the option equal to the number of shares of Common Stock surrendered is a tax-free exchange with no resulting recognition of income to the optionee. Any additional shares the optionee receives on exercise of the option in excess of the number of shares surrendered will be recognized by the optionee as ordinary compensation income in an amount equal to the fair market value of such shares. The tax basis of the shares received on surrender of the previously owned shares of Common Stock is the tax basis of the shares so surrendered, and the tax basis of the additional shares received is the amount recognized as ordinary compensation income by the optionee, that is, the fair market value of such additional shares.

                  The payment by an optionee of the exercise price of a non-qualified stock option by means of surrender of the existing option will result in the optionee recognizing ordinary compensation income on the "spread" between the exercise price of the option surrendered and the fair market value of the shares of Common Stock on the date of exercise. Generally, the Company will be entitled to a deduction in the amount of this "spread." The tax basis of the shares of Common Stock the optionee receives on exercise will be the fair market value of such shares on the date of exercise.

                  The amount and character (whether long-term or short-term) of any gain or loss realized on a subsequent disposition of Common Stock by the optionee generally will depend on, among other things, whether such disposition occurred before or after such Common Stock vested, whether an election under Code Section 83(b) with respect to such shares had been made, and the length of time such shares were held by the optionee.

                  Incentive Stock Options. Pursuant to the Code, incentive stock options may be granted only to employees of the Company. There are no federal income tax consequences associated with the grant of an incentive stock option ("ISO") to an employee. However, in contrast to the exercise of a non-qualified stock option, the exercise of an ISO will not cause an employee to recognize taxable income for regular income tax purposes. If the employee holds the shares acquired upon exercise of the ISO for a minimum of two years from the date of the grant of the ISO, and for at least one year after exercise, any gain realized on the subsequent sale or exchange of such shares generally will be treated as long-term capital gain. If the shares are sold or otherwise disposed of prior to the expiration of such periods (a "disqualifying disposition"), then a portion of any gain recognized by the employee which would otherwise be characterized as capital gain will instead be taxable as ordinary compensation income and the Company would be entitled to a federal income tax deduction in such amount. The amount of such gain which would be characterized as ordinary income will not exceed an amount equal to the excess of (i) the fair market value of such shares as of the date the option was exercised over (ii) the amount paid for such shares. Any loss recognized upon a taxable disposition of the shares generally will be characterized as a capital loss.

                  On the delivery by an optionee of shares of Common Stock already owned by the optionee as payment of the exercise price of an ISO, the number of shares received on exercise of the ISO equal to the shares of the Common Stock surrendered is a tax-free exchange with no resulting recognition of income to the optionee. Any additional shares the optionee receives on exercise of the ISO in excess of the number of shares surrendered will be treated as the exercise of an ISO and will not cause the optionee to recognize taxable income for regular income tax purposes. The tax basis of the shares received on surrender of the previously owned shares of Common Stock is the tax basis of the shares so surrendered, and the basis of any additional shares received on exercise of the ISO is the amount of any cash or other property paid on such exercise. However, if stock received on exercise of an ISO is used in connection with the exercise of an ISO when the holding period with respect to such stock is not met, such use will be considered a disqualifying disposition.

                  The payment by an optionee of the exercise price of an ISO by means of surrender of such ISO will result in the optionee recognizing ordinary compensation income on the spread between the exercise price and the fair market value with respect to that number of options so surrendered less the number of options exercised for shares. Generally, the Company will be entitled to a deduction in the amount of this "spread." The tax basis of the shares of Common Stock the optionee receives on exercise of the option in this manner will be the amount paid for such shares.

                  Withholding Taxes. The Company may require any optionee or such other person entitled to receive shares of Common Stock pursuant to the exercise of an option, to pay to the Company the amount of any taxes which the Company may be required to withhold before delivery to such optionee or other person of a certificate representing such option shares. Each optionee shall have the right to pay any or all required withholding taxes by delivering to the Company shares of Common Stock already owned. The Company may authorize the optionee to pay any or all required withholding taxes by directing that shares otherwise deliverable upon exercise of the option be withheld.

                  On any disqualifying disposition of shares of Common Stock acquired pursuant to the exercise of an ISO, the Company shall have the right to require the payment of the amount of any taxes which are required by law to be withheld with respect to such disqualifying disposition. The optionee has the right to pay any or all of such required withholding taxes by delivering to the Company shares of Common Stock already owned.


          The Board of Directors recommends a vote FOR approval of the amendments to the 1995 Stock Option Plan

                 REQUIREMENTS FOR REPORTING SECURITIES OWNERSHIP

                  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely upon its review of copies of such forms furnished to it, or written representations from reporting persons that no such forms were required for those persons, the Company believes that during fiscal year 1997 all filing requirements applicable to executive officers, directors, and greater than ten-percent beneficial owners were complied with, except that (i) two reports covering an aggregate of two transactions were filed late by Marc W. Joseffer, a director of the Company, (ii) one report, covering one transaction, was filed late by Thomas E. Wurm and (iii) one report, covering one transaction, was filed late by Ronald D.
DeMoss.

                             INDEPENDENT ACCOUNTANTS

                  Coopers & Lybrand, L.L.P. served as the Company's independent accountants for the 1997 fiscal year. Representatives of that firm will be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire, and will be available to respond to any appropriate questions. The auditors for fiscal year 1998 will be selected at the meeting of the Board of Directors to be held immediately following the Annual Meeting of Shareholders on March 11, 1998.

                            PROPOSALS OF SHAREHOLDERS

                  Any shareholder who intends to present a proposal intended to be considered for inclusion in the Proxy Statement for presentation at the 1998 Annual Meeting of Shareholders must submit such proposal by November 1, 1998. It is suggested that the proposal be submitted to the Company's corporate offices in Erie, Pennsylvania by certified mail, return receipt requested, and be directed to the Secretary of the Company.

                                  OTHER MATTERS

                  Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, it is intended that the proxy holders will vote on such matters in accordance with their best judgment.

                  The 1997 Annual Report to Shareholders accompanies this Proxy Statement, but is not a part hereof.

                  A copy of the Company's Annual Report on Form 10-K for fiscal year 1997 may be obtained without charge by any shareholder of record by written request made to Jeffrey A. Conway, Vice President and Chief Financial Officer, Rent-Way, Inc., 3230 West Lake Road, Erie, Pennsylvania 16505.


                       By Order of the Board of Directors,


                                 WILLIAM LERNER
                                 Secretary


Erie, Pennsylvania
February 11, 1998